Exhibit 99.1

CONTACT:

Michael Rogers, Chief Financial Officer

(914) 326-5830

mrogers@acorda.com

FOR IMMEDIATE RELEASE

Acorda Therapeutics Announces Pricing of $300 Million of 1.75%

Convertible Senior Notes Due 2021

ARDSLEY, NY – June 18, 2014 – Acorda Therapeutics, Inc. (Nasdaq: ACOR) today announced the pricing of a public offering of $300 million principal amount of convertible senior notes due 2021 (the “Notes”). The Notes will bear interest at an annual rate of 1.75% and will mature on June 15, 2021, unless earlier converted, purchased or redeemed. Acorda granted the underwriter an option to purchase up to an additional $45 million principal amount of Notes to cover over-allotments, if any.

The Notes will be convertible prior to December 15, 2020 only under certain circumstances and during certain periods, and will be convertible thereafter regardless of those circumstances. The conversion rate will initially be 23.4968 shares of Acorda’s common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $42.56 per share of Acorda’s common stock), subject to adjustment in certain circumstances. Upon conversion, the Notes may be settled, at Acorda’s election, in cash, shares of Acorda’s common stock or a combination of cash and shares of Acorda’s common stock.

Acorda intends to use the net proceeds from this offering for general corporate purposes, including to fund possible acquisitions of, or investments in, complementary businesses, products and technologies. Acorda has not entered into any agreements or commitments with respect to any acquisitions or investments at this time.

J.P. Morgan Securities LLC is acting as the sole book-running manager for the Notes offering.

This press release will not constitute an offer to sell or a solicitation of an offer to buy any securities nor will there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state. The offering of the Notes is being conducted pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission (“SEC”) on June 16, 2014. The offering of Notes will be made only by means of a prospectus and any issuer free writing prospectus that Acorda may authorize in connection therewith. Before you invest, you should read these documents and any other document Acorda has filed with the SEC and incorporated therein for more complete information about Acorda and the offering of the Notes. You may retrieve these documents for free by visiting EDGAR on the SEC Website at http://www.sec.gov.

Alternatively, copies of the offering documents can be obtained by contacting J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by calling 1-866-803-9204.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including with respect to the intended use of proceeds from the Notes offering. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including Acorda’s ability to successfully market and sell Ampyra in the U.S.; third party payers (including governmental agencies) may not reimburse for the use of Ampyra or Acorda’s other products at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; the risk of unfavorable results from future studies of Ampyra or from Acorda’s other research and development programs, including Plumiaz (Acorda’s trade name for Diazepam Nasal Spray), or any other acquired or in-licensed programs; Acorda may not be able to complete development of, obtain regulatory approval for, or successfully market Plumiaz or other products under development; the occurrence of adverse safety events with Acorda’s products; delays in obtaining or failure to obtain regulatory approval of or to successfully market Fampyra outside of the U.S. and Acorda’s dependence on its collaboration partner Biogen Idec in connection therewith; competition, including the impact of generic competition on Zanaflex Capsules revenues; Acorda’s failure to protect its intellectual property, to defend against the intellectual property claims of others or to obtain third party intellectual property licenses needed for the commercialization of its products; failure to comply with regulatory requirements could result in adverse action by regulatory agencies; and the ability to obtain additional financing to support our operations. These and other risks are described in greater detail in Acorda’s filings with the SEC. Acorda may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this release are made only as of the date hereof, and Acorda disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this release.

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